EXHIBIT 10.1

                       INVESTMENT AND EXCHANGE AGREEMENT

     This Investment and Exchange Agreement is made as of April 4, 2000, by and among DeNora Fuel Cells S.p.A., a company established under the laws of Italy ("DNFC"), DeNora New Energy Investments B.V., a company established under the laws of The Netherlands and the parent company of DNFC ("DN"), Arthur D. Little, Inc., a Massachusetts corporation ("ADL"), and Epyx Corporation, a Delaware corporation ("Epyx").


                              W I T N E S S E T H:

     WHEREAS, DN desires to exchange all of the shares of DNFC for 500,000 newly issued shares of Epyx, and Epyx desires to exchange such shares of Epyx for all of the shares of DNFC, on the terms and conditions set forth in this Agreement;

     WHEREAS, upon consummation of such exchange, Epyx shall change its name to Nuvera ("New DeNora Epyx"), DNFC shall be a wholly-owned subsidiary of New DeNora Epyx, and DN and ADL shall each own 50% of the outstanding shares of New DeNora Epyx; and

     WHEREAS, DN and ADL desire to provide for certain matters with respect to the funding of the operations of New DeNora Epyx and their ownership of common stock of New DeNora Epyx.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

     The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

     An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

     "Board" means the Board of Directors of New DeNora Epyx.

     "Closing" and "Closing Date" have the meanings set forth in Section 2.2.

     "Common Stock" means the Common Stock, par value $.01 per share, of New DeNora Epyx, issued in accordance with and subject to the terms of the Certificate of Incorporation of


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Epyx, and any other common equity securities now or hereafter issued by Epyx, together with any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "DNFC Business" means the development and manufacture by DNFC of commercial multifuel stacks (hydrogen, direct methanol and reformate operation) for micropower and mobile applications and the development of expertise for the integration of fuel stacks in power modules and/or fully integrated units.

     "DNFC Intellectual Property" means the Italian and foreign patents and patent applications, invention disclosures (whether patentable or not), copyrights, trademarks (including, in the case of trademarks, all goodwill pertaining thereto) and licenses under any third party intellectual property rights (including but not limited to patents, patent applications, copyrights, trademarks, trade secrets and know-how) currently used in the DNFC Business, together with all associated trade secrets and know-how related to DNFC Business.

     "DN Shares" means the shares of Common Stock issued to DN at the Closing.

     "Epyx Business" means the development by Epyx of fuel cells, fuel processors and reformer technology pertaining to the conversion of hydrocarbon fuels into hydrogen for fuel cells or other purposes and other development activities directly related to integration of fuel cells and fuel processing technology to fuel cell development, including the development by Epyx of commercial distributed power and transportation products related thereto and components thereof.

     "Epyx Intellectual Property" means the United States and foreign patents and patent applications, invention disclosures (whether patentable or not), copyrights, trademarks (including, in the case of trademarks, all goodwill pertaining thereto) and licenses under any third party intellectual property rights (including but not limited to patents, patent applications, copyrights, trademarks, trade secrets and know-how) currently used in the Epyx Business, together with all associated trade secrets and know-how related to the Epyx Business.

     "Liabilities" means, with respect to any party, obligations or liabilities of any nature, whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due of such party.

     "Operating Plan" means the operating plan of New DeNora Epyx, as prepared by the senior officers of New DeNora Epyx and approved by the Board from time to time.

     "Person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization, governmental or otherwise.


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     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Stock" means Common Stock and any other equity securities of Epyx.

     "Stockholders" means ADL and DN, together with such other Persons as may become stockholders of New DeNora Epyx from time to time.


ARTICLE II.  EXCHANGE OF SHARES; CLOSING

     2.1 Exchange of Shares. On the terms and subject to the conditions herein set forth, New DeNora Epyx agrees to purchase from DN, and DN hereby agrees to sell to New DeNora Epyx, at the Closing, 400,000 ordinary shares of capital stock of DNFC, representing all of the outstanding shares of DNFC, in exchange for 500,000 newly issued shares of Common Stock. Upon such issuance, DN and ADL each shall own 50% of the outstanding shares of Common Stock.

     2.2 Closing. The exchange of shares contemplated by Section 2.1 above (the "Closing") shall take place at the offices of Epyx, Acorn Park, Cambridge, Massachusetts, on April 4, 2000, or at such other place or on such date as the parties may mutually agree. Such date is referred to herein as the "Closing Date." At the Closing, DN shall deliver to New DeNora Epyx stock certificates representing all of the outstanding shares of DNFC. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such other documents as may be reasonably required by New DeNora Epyx to effect a valid transfer of such shares to New DeNora Epyx, free and clear of any and all liens, encumbrances, charges or claims. At the Closing, New DeNora Epyx shall deliver to DN a certificate or certificates representing 500,000 shares of Common Stock.

     2.3 Financial Statements. Within twenty (20) days after the Closing, ADL shall deliver to DN a balance sheet of Epyx as of March 31, 2000, and DN shall deliver to ADL a balance sheet of DNFC as of March 31, 2000. ADL represents and warrants that the Epyx balance sheet shall be true and correct in all material respects, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and fairly present the financial condition of Epyx as of the date thereof (subject to the absence of footnotes and to year-end audit adjustments). DN represents and warrants that the DNFC balance sheet shall be true and correct in all material respects, have been prepared in conformity with EC accepted accounting principles applied on a consistent basis, and fairly present the financial condition of DNFC as of the date thereof (subject to the absence of footnotes and to year-end audit adjustments). Provided that the respective balance sheet reflects that each of Epyx and DNFC have a net worth of US$500,000 or more and net financial indebtedness of US$700,000 or less, there will be no adjustment in the exchange of shares of Common Stock pursuant to Section 2.1 above.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF EPYX

     Epyx and ADL hereby represent and warrant to DNFC and DN as follows:


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         3.1 Corporate Organization; No Subsidiaries or Investments. Epyx is
duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Epyx has the requisite corporate power and authority to conduct its business as it is currently being conducted. Epyx is duly qualified as a foreign corporation in the Commonwealth of Massachusetts. Epyx has no subsidiaries and does not own of record or beneficially any capital stock or other equity interest in any other Person. The corporate documents and records delivered to DN prior to the execution of this Agreement constitute true, complete and correct copies of the corporate documents of Epyx and reflect all amendments thereto through and including the Closing Date.

     3.2 Corporate Power and Authority; Non-Contravention.

          (a) Epyx has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by Epyx pursuant to or as contemplated by this Agreement (collectively, the "Epyx Agreements") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Epyx Agreements by Epyx and the consummation by Epyx of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Epyx, including the approval of the Board and of Epyx's stockholders, and no other corporate action or proceeding on the part of Epyx is necessary to authorize the execution and delivery by Epyx of this Agreement and the Epyx Agreements or the consummation by Epyx of the transactions contemplated hereby and thereby. This Agreement and each of the Epyx Agreements constitutes the valid and binding obligation of Epyx, enforceable against Epyx in accordance with their respective terms. The execution, delivery and performance by Epyx of this Agreement and each of the Epyx Agreements:

               (i) do not and will not conflict with or violate any provision of the Certificate of Incorporation or By-Laws of Epyx;

               (ii) do not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to Epyx, or require Epyx to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and

               (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, license, authorization, order, writ, judgment, injunction or decree to which Epyx is a party or by which Epyx or its property is bound, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of Epyx.

          (b) The DN Shares, when issued and delivered to and paid for by DN in accordance with the terms of this Agreement (i) will be validly issued, fully paid and nonassessable, (ii) will represent 50% of the outstanding capital stock of New DeNora Epyx and (iii) will be free and clear of any and all liens, encumbrances, charges or claims.


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     3.3 No Consents or Approvals Required. Except as set forth in Schedule
3.3, no notice, declaration, report or other filing or registration with, and no consent, waiver, approval or authorization of, any governmental or regulatory authority or instrumentality or any other person is required to be submitted, made or obtained by Epyx in connection with the execution, delivery or performance of this Agreement or the Epyx Agreements, or the consummation of the transactions contemplated hereby or thereby, except for those the failure of which to submit, make or obtain would not have a material adverse effect upon the assets or business of Epyx.

     3.4 Capitalization. The authorized capital stock of Epyx consists of 2,000,000 shares of common stock, $.01 par value per share, of which 500,000 shares are issued and outstanding. All such shares have been duly authorized and validly issued, are fully paid and nonassessable. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of common stock. There are no other securities of Epyx entitled, in the ordinary course, to vote in the election of the Board. There are no outstanding obligations of Epyx to repurchase, redeem or otherwise acquire any securities of Epyx.

     3.5 Material Contracts. Schedule 3.5 hereto contains a complete and correct list of all agreements, contracts and commitments (collectively, the "Material Contracts") of the following types, written or oral to which Epyx or ADL is a party or by which it is bound and which, in each case, relate primarily to Epyx Business, including (i) leases of real or personal property,
(ii) employment, consulting and agency agreements; (iii) research and development contracts; (iv) agreements, orders or commitments for the sale or purchase of raw materials, supplies or finished products; (v) joint ventures, partnerships or similar arrangements; (vi) agreements for the acquisition or disposition of all or substantially all of the Epyx Business; and (vii) licenses to or from others relating to the Epyx Intellectual Property. Each of the Material Contracts is in full force and effect and there does not exist thereunder any material default by Epyx or ADL, or to the best knowledge of Epyx and ADL, of any other party thereto, or event or condition which, after notice or lapse of time or both, would constitute a material default thereunder by Epyx or ADL or, to the best knowledge of Epyx and ADL, by any other party thereto. Neither Epyx nor ADL has received any notice that any party to any of the Material Contracts intends to cancel or terminate any such Material Contract. Epyx has delivered or made available to DN true, complete and correct copies of all Material Contracts.

     3.6 Intellectual Property. The Epyx Intellectual Property includes all rights necessary to conduct the Business as currently conducted, with no known infringement of the proprietary rights of any third party. Except as set forth on Schedule 3.6 and except with respect to standard rights reserved to the U.S. government pursuant to contracts between Epyx or ADL and the U.S. government,
(i) to the best knowledge of Epyx and ADL, Epyx is the sole and exclusive owner of all rights to the Epyx Intellectual Property and has the right to use the same without the payment of any license, fee, royalty or similar charge; (ii) there is no material claim of any other person, firm or corporation or any proceeding pending or, to the best knowledge of Epyx and ADL, threatened which relates to any of the Epyx Intellectual Property or the validity or enforceability thereof or Epyx's rights thereto; and (iii) to the best knowledge of Epyx and ADL, there are no inventions within the scope of the Epyx Intellectual Property for which the


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inventor(s) thereof is or are not contractually obligated to assign all of their rights therein to Epyx or ADL.

     3.7 Litigation; Disputes. There are no claims, actions, suits, proceedings or investigations by any third party or by governmental, regulatory or administrative authorities of any nature, civil, criminal or regulatory, at law or in equity, by or before any court, arbitrator or governmental or other regulatory or administrative agency, instrumentality or authority which are pending or, to the best knowledge of Epyx and ADL, threatened, by or against or affecting Epyx or the Epyx Business.

     3.8 Compliance with Applicable Law. Epyx is currently in compliance, in all material respects, with all applicable statutes, laws, rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local or otherwise) applicable to the Epyx Business. Epyx has all governmental licenses, authorizations, permits, consents and approvals necessary to conduct its business as it is currently being conducted.

     3.9 Taxes. Epyx (or ADL on behalf of Epyx) has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service, the Commonwealth of Massachusetts, and any other jurisdictions where such filing is required by law. All taxes which are due and payable by Epyx or ADL related to the Epyx Business, and any interest and penalties thereon, whether disputed or not, have been paid in full. Neither ADL nor Epyx is delinquent in the payment of any tax related to the Epyx Business, and there is no tax deficiency or claim outstanding, proposed or assessed against either of them related to the Epyx Business.

     3.10 Sufficiency of Assets. Upon consummation of the transactions contemplated hereby (including, but not limited to, the execution and performance of the Transition Services Agreement and the Sublease), Epyx will have the assets that are necessary and adequate for it to conduct the Epyx Business as currently conducted.

     3.11 Financial Statements. Attached hereto as Schedule 3.11 is the unaudited balance sheet of Epyx as of December 31, 1999 (the "Balance Sheet") , and the unaudited statement of income of Epyx for the period ending December 31, 1999 (collectively, the "Epyx Financial Statements"). The Epyx Financial Statements are true and correct in all material respects, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and fairly present the financial condition of Epyx as of the date thereof (subject to the absence of footnotes and to year-end audit adjustments).

     3.12 No Undisclosed Liabilities. Since the date of the Epyx Financial Statements, Epyx has not incurred any Liabilities relating to the Epyx Business except Liabilities (a) that were incurred in the usual and ordinary course of business consistent with past practice and (b) that, individually and in the aggregate, would not have a materially adverse effect upon the Epyx Business.


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     3.13 Absence of Certain Changes. Since December 31, 1999, Epyx has
conducted the Epyx Business only in the ordinary course. Without limiting the generality of the foregoing, Epyx has not since such date:

          (a) experienced any material adverse change in its financial condition, assets, liabilities, prospective contracts or its relationship with its principal clients;

          (b) sold, assigned, transferred, pledged, leased or otherwise disposed of any asset except in the ordinary course of business consistent with past practices, but not in any event exceeding $200,000;

          (c) incurred any obligation, liability or indebtedness except in the ordinary course of business consistent with past practices, but not in any event exceeding $200,000, or incurred any extraordinary losses;

          (d) made any declaration, setting aside or payment of any dividend by Epyx, or made any other distribution in respect of the capital stock of Epyx, or any direct or indirect redemption, purchase or other acquisition by Epyx of its own capital stock;

          (e) incurred any obligation or liability to any of its officers, directors, stockholders or employees, or made any loans or advances to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

          (f) amended, waived, released, disposed of or permitted to lapse any right relating to the Epyx Business;

          (g) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, service marks, trade names, trade dress, brand names, trade secrets or copyrights or with respect to the Epyx Intellectual Property;

          (h) experienced any material damage, destruction or loss (whether or not covered by insurance) relating to the assets of the Epyx Business; or

          (i) agreed, whether or not in writing, to do any of the foregoing.

     3.14 Insurance. ADL currently maintains policies of fire, liability, worker's compensation, life, and property and casualty in respect to the Epyx Business. All such policies (i) are in full force and effect and (ii) are sufficient for compliance in all material respects by Epyx with all requirements of law and all agreements to which Epyx is a party.

     3.15 Employee Benefit Plans. Except for the arrangements set forth in
Schedule 3.15, neither Epyx nor ADL currently maintains, contributes to, or participates in, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, car allowance, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any employee of Epyx. Such arrangements are referred to in this Agreement as the "Employee Benefit Plans." Epyx has heretofore delivered or made available to DN and DNFC true and correct descriptions of each Employee Benefit Plan.


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     3.16 Real and Personal Property.

          (a) Real Property. Epyx does not own any real property. All of the real property leased by Epyx is identified on Schedule 3.16(a). True and complete copies of all leases with respect to such leased real property have been delivered to DN. Each of said leases has been duly authorized and executed by the parties and is in full force and effect. Neither ADL nor Epyx is in default under any of said leases, nor, to the knowledge of ADL and Epyx, has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of ADL and Epyx, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default. Except as set forth in Schedule 3.16(a), no consent or approval is required from the other parties to any such lease or from any regulatory authority in the United States relating to the transfer of a leasehold interest in real property and no filing with any such regulatory authority is required in connection therewith. To the extent that any such consents, approvals or filings are required, ADL or Epyx will obtain or complete them before the Closing.

          (b) Personal Property. A complete description of the equipment of Epyx is contained in Schedule 3.16(b) hereto. Except as specifically disclosed in said Schedule, Epyx has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, lien or encumbrance except as specifically disclosed in said Schedule. Except as otherwise specified in Schedule 3.16(b) hereto, all leasehold improvements, furnishings and equipment of Epyx are in good working order and comply in all material respects with all applicable laws, ordinances and regulations.

     3.17 Receivables from Affiliates. Except as disclosed on Schedule 3.17 hereto, Epyx does not have any accounts or loans receivable from any person, firm or corporation which is affiliated with Epyx or ADL or from any director, officer or employee of Epyx or ADL, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

     3.18 Transactions with Interested Persons. Except as set forth in Schedule
3.18 hereto, neither Epyx nor any stockholder, officer, supervisory employee or director of Epyx or ADL or, to the knowledge of ADL and Epyx, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Epyx, or any organization which has a material contract or arrangement with Epyx.

     3.19 Employees; Labor Matters. A complete list of employees of Epyx is contained in Schedule 3.19(a) hereto, together with their current position and compensation. Epyx is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts


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required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither ADL nor Epyx will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments, except as set forth in Schedule 3.19(b). Neither Epyx nor ADL has any policy, practice, plan or program of paying any form of severance compensation in connection with the termination of employment, except as set forth in said Schedule. Epyx is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or threatened against or involving Epyx. There are no grievances, complaints or charges that have been filed against Epyx, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by Epyx. Neither Epyx nor ADL has received any information indicating that any of its employment policies or practices is currently being audited or investigated by any domestic or foreign government agency. No circumstances have arisen under which Epyx is likely to be required to pay damages for wrongful dismissal, to make any statutory redundancy payment or make or pay any compensation in respect of unfair dismissal, or make any other payment under any employment protection or other employment statutes, treaties, regulations, by-laws, codes or orders, or to reinstate or re-engage any former employee.

     3.20 Environmental Matters.

          (a) Epyx is in compliance with all Environmental Laws applicable to the Business. Epyx has all permits necessary under any Environmental Law to conduct the Business as presently conducted. There is no suit, action, claim, arbitration, administrative, governmental investigation (including, but not limited to, requests for information) or other legal proceeding pending or, to the best of Epyx's knowledge, threatened, which relates to the ownership, conduct or operation of the Epyx Business and which arises under Environmental Law or which is reasonably likely to give rise to an Environmental Liability.

          (b) For purposes of this Section 3.20, the following terms shall have the meanings set forth below:

               (i) "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, licenses, agreements and governmental restrictions, relating to human health, safety, the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous substances or wastes or the clean-up or other remediation thereof.


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               (ii) "Environmental Liabilities" means any and all liabilities of or relating to the Epyx Business which arise under or relate to matters covered by Environmental Laws.

     3.21 No Right of Set-Off. Neither Epyx nor ADL enjoys any right of immunity from set-off, suit or execution with respect to their obligations under this Agreement and the Epyx Agreements.


 ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF DNFC

     DN and DNFC hereby represent and warrant to Epyx and ADL as follows:

     4.1 Corporate Organization; No Subsidiaries or Investments. DNFC is duly incorporated, validly existing and in good standing under the laws of Italy. DNFC has the requisite corporate power and authority to conduct its business as it is currently being conducted. DNFC has no subsidiaries and does not own of record or beneficially any capital stock or other equity interest in any other Person. The corporate documents and records delivered to ADL prior to the execution of this Agreement constitute true, complete and correct copies of the corporate documents of DNFC and reflect all amendments thereto through and including the Closing Date.

     4.2 Corporate Power and Authority; Non-Contravention.

          (a) DNFC has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by DNFC pursuant to or as contemplated by this Agreement (collectively, the "DNFC Agreements") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the DNFC Agreements by DNFC and the consummation by DNFC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of DNFC, including the approval of the Board of Directors of DNFC and of DNFC's stockholders, and no other corporate action or proceeding on the part of DNFC is necessary to authorize the execution and delivery by DNFC of this Agreement and the DNFC Agreements or the consummation by DNFC of the transactions contemplated hereby and thereby. This Agreement and each of the DNFC Agreements constitutes the valid and binding obligation of DNFC, enforceable against DNFC in accordance with their respective terms. The execution, delivery and performance by DNFC of this Agreement and each of the DNFC Agreements:

               (i) do not and will not conflict with or violate any provision of the charter documents of DNFC;

               (ii) do not and will not violate any laws, rules or regulations of Italy or any other jurisdiction applicable to DNFC, or require DNFC to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and


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               (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, license, authorization, order, writ, judgment, injunction or decree to which DNFC is a party or by which DNFC or its property is bound, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of DNFC.

     4.3 No Consents or Approvals Required. No notice, declaration, report or other filing or registration with, and no consent, waiver, approval or authorization of, any governmental or regulatory authority or instrumentality or any other person is required to be submitted, made or obtained by DNFC in connection with the execution, delivery or performance of this Agreement or the DNFC Agreements, or the consummation of the transactions contemplated hereby or thereby, except for those the failure of which to submit, make or obtain would not have a material adverse effect upon the assets or business of DNFC.

     4.4 Capitalization. The authorized capital of DNFC is 400,000,000 Italian lire, divided into 400,000 shares of stock with a value of 1,000 Italian lire per share. All of such shares are issued and outstanding, have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record by DN. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of DNFC stock. There are no other securities of DNFC entitled, in the ordinary course, to vote in the election of the Board of Directors of DNFC. There are no outstanding obligations of DNFC to repurchase, redeem or otherwise acquire any securities of DNFC.

     4.5 Material Contracts. Schedule 4.5 hereto contains a complete and correct list of all agreements, contracts and commitments (collectively, the "Material Contracts") of the following types, written or oral to which DNFC or DN is a party or by which it is bound and which, in each case, relate primarily to the DNFC Business, including (i) leases of real or personal property, (ii) employment, consulting and agency agreements; (iii) research and development contracts; (iv) agreements, orders or commitments for the sale or purchase of raw materials, supplies or finished products; (v) joint ventures, partnerships or similar arrangements; (vi) agreements for the acquisition or disposition of all or substantially all of the DNFC Business; and (vii) licenses to or from others relating to the DNFC Intellectual Property. Each of the Material Contracts is in full force and effect and there does not exist thereunder any material default by DNFC or DN, or to the best knowledge of DNFC and DN, of any other party thereto, or event or condition which, after notice or lapse of time or both, would constitute a material default thereunder by DNFC or DN or, to the best knowledge of DNFC and DN, by any other party thereto. Neither DNFC nor DN has received any notice that any party to any of the Material Contracts intends to cancel or terminate any such Material Contract. DNFC has delivered or made available to ADL true, complete and correct copies of all Material Contracts.

     4.6 Intellectual Property. The Intellectual Property includes all rights necessary to conduct the DNFC Business as currently conducted, with no known infringement of the proprietary rights of any third party. Except as set forth on Schedule 4.6 and except with respect to standard rights granted to Italian or European Union government or agencies pursuant to the contracts listed in Schedule 4.6, (i) to the best knowledge of DNFC and DN, DNFC is the sole and exclusive owner of all rights to the DNFC Intellectual Property and has the right to use the same without the payment of any license, fee, royalty or similar charge; (ii) there is no material claim of any other person, firm or corporation or any proceeding pending or, to the best knowledge of DNFC and DN, threatened which relates to any of the DNFC Intellectual Property or the validity or enforceability thereof or DNFC's rights thereto; and (iii) to the best knowledge of DNFC and DN, there are no inventions within the scope of the DNFC Intellectual Property for which the inventor(s) thereof is or are not contractually obligated to assign all of their rights therein to DNFC or DN.

     4.7 Litigation; Disputes. There are no claims, actions, suits, proceedings or investigations by any third party or by governmental, regulatory or administrative authorities of any nature, civil, criminal or regulatory, at law or in equity, by or before any court, arbitrator or governmental or other regulatory or administrative agency, instrumentality or authority which are pending or, to the best knowledge of DNFC and DN, threatened, by or against or affecting DNFC or the DNFC Business.

     4.8 Compliance with Applicable Law. DNFC is currently in compliance, in all material respects, with all applicable statutes, laws, rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local or otherwise) applicable to the DNFC Business. DNFC has all governmental licenses, authorizations, permits, consents and approvals necessary to conduct its business as it is currently being conducted.

     4.9 Taxes. DNFC (or DN on behalf of DNFC) has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the Italian taxing authorities and any other jurisdictions where such filing is required by law. All taxes which are due and payable by DNFC or DN related to the DNFC Business, and any interest and penalties thereon, whether disputed or not, have been paid in full. Neither DN nor DNFC is delinquent in the payment of any tax related to the DNFC Business, and there is no tax deficiency or claim outstanding, proposed or assessed against either of them related to the DNFC Business. There has not been any audit of any tax return filed by DN or DNFC, no such audit is in progress, and neither DN nor DNFC has been notified by any tax authority that any such audit is contemplated or pending. Except as provided for in the DNFC Financial Statements or incurred in the ordinary course of business since the date thereof, there is no existing contingent or deferred liability for taxes and no material changes in the assets and liabilities as shown in the DNFC Financial Statements have occurred, other than in the ordinary course of business, since the date thereof which might result in any such liability.

     4.10 Sufficiency of Assets. Upon consummation of the transactions contemplated hereby (including, but not limited to, the execution and performance of the Transition Services Agreement and the Sublease), DNFC will have the assets that are necessary and adequate for it to conduct the DNFC Business as currently conducted.

     4.11 Financial Statements. Attached hereto as Schedule 4.11 is the unaudited balance sheet of DNFC as of December 31, 1999, and the unaudited statement of income of DNFC for the period ending December 31, 1999 (collectively, the "DNFC Financial Statements"). The DNFC Financial Statements are true and correct in all material respects, have been prepared in conformity with EC accepted accounting principles applied on a consistent basis, and fairly present the financial condition of DNFC as of the date thereof (subject to the absence of footnotes and to year-end audit adjustments).

     4.12 No Undisclosed Liabilities. Since the date of the DNFC Financial Statements, DNFC has not incurred any Liabilities relating to the DNFC Business except Liabilities (a) that were incurred in the usual and ordinary course of business consistent with past practice and (b) that, individually and in the aggregate, would not have a materially adverse effect upon the DNFC Business.

     4.13 Absence of Certain Changes. Since December 31, 1999, DNFC has conducted the DNFC Business only in the ordinary course. Without limiting the generality of the foregoing, except as set forth on Schedule 4.13, DNFC has not since such date:

          (a) experienced any material adverse change in its financial condition, assets, liabilities, prospective contracts or its relationship with its principal clients;

          (b) sold, assigned, transferred, pledged, leased or otherwise disposed of any asset except in the ordinary course of business consistent with past practices, but not in any event exceeding $200,000;

          (c) incurred any obligation, liability or indebtedness except in the ordinary course of business consistent with past practices, but not in any event exceeding $200,000, or incurred any extraordinary losses;

          (d) made any declaration, setting aside or payment of any dividend by DNFC, or made any other distribution in respect of the capital stock of DNFC, or any direct or indirect redemption, purchase or other acquisition by DNFC of its own capital stock;

          (e) incurred any obligation or liability to any of its officers, directors, stockholders or employees, or made any loans or advances to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

          (f) amended, waived, released, disposed of or permitted to lapse any right relating to the DNFC Business;

          (g) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, service marks, trade names, trade dress, brand names, trade secrets or copyrights or with respect to the DNFC Intellectual Property;

          (h) experienced any material damage, destruction or loss (whether or not covered by insurance) relating to the assets of the DNFC Business; or

          (i) agreed, whether or not in writing, to do any of the foregoing.

     4.14 Insurance. DNFC, directly or through its Affiliates, currently maintains policies of fire, liability, worker's compensation, life, and property and casualty in respect to the DNFC Business. All such policies (i) are in full force and effect and (ii) are sufficient for compliance in all material respects by DNFC with all requirements of law and all agreements to which DNFC is a party.

     4.15 Employee Benefit Plans. Neither DNFC nor DN currently maintains, contributes to, or participates in, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, car allowance, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any employee of DNFC. Such arrangements are referred to in this Agreement as the "Employee Benefit Plans." DNFC has heretofore delivered or made available to Epyx and ADL true and correct descriptions of each Employee Benefit Plan.

     4.16 Real and Personal Property

          (a) Real Property. DNFC does not own any real property. All of the real property leased by DNFC is identified on Schedule 4.16(a). True and complete copies of all leases with respect to such leased real property have been delivered to ADL. Each of said leases has been duly authorized and executed by the parties and is in full force and effect. Neither DN nor DNFC is in default under any of said leases, nor, to the knowledge of DN and DNFC, has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of DN and DNFC, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default. Except as set forth in Schedule 4.16(a), no consent or approval is required from the other parties to any such lease or from any regulatory authority in Italy relating to the transfer of a leasehold interest in real property and no filing with any such regulatory authority is required in connection therewith. To the extent that any such consents, approvals or filings are required, DN or DNFC will obtain or complete them before the Closing.

          (b) Personal Property. A complete description of the equipment of DNFC is contained in Schedule 4.16(b) hereto. Except as specifically disclosed in said Schedule, DNFC has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, lien or encumbrance except as specifically disclosed in said Schedule. Except as otherwise specified in Schedule 4.16(b) hereto, all leasehold improvements, furnishings and equipment of DNFC are in good working order and comply in all material respects with all applicable laws, ordinances and regulations.

     4.17 Receivables from Affiliates. Except as disclosed on Schedule 4.17 hereto, DNFC does not have any accounts or loans receivable from any person, firm or corporation which is affiliated with DNFC or DN or from any director, officer or employee of DNFC or DN, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

     4.18 Transactions with Interested Persons. Neither DNFC nor any stockholder, officer, supervisory employee or director of DNFC or DN or, to the knowledge of DN and DNFC, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of DNFC, or any organization which has a material contract or arrangement with DNFC.

     4.19 Employees; Labor Matters. A complete list of employees of DNFC is contained in Schedule 4.19(a) hereto, together with their current position and compensation. DNFC is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither DNFC nor Epyx will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments, except as set forth in Schedule 4.19(b). Neither DNFC nor DN has any policy, practice, plan or program of paying any form of severance compensation in connection with the termination of employment, except as set forth in said Schedule. DNFC is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or threatened against or involving DNFC. There are no grievances, complaints or charges that have been filed against DNFC, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by DNFC. Neither DNFC nor DN has received any information indicating that any of its employment policies or practices is currently being audited or investigated by any domestic or foreign government agency. No circumstances have arisen under which DNFC is likely to be required to pay damages for wrongful dismissal, to make any statutory redundancy payment or make or pay any compensation in respect of unfair dismissal, or make any other payment under any employment protection or other employment statutes, treaties, regulations, by-laws, codes or orders, or to reinstate or re-engage any former employee.

     4.20 Environmental Matters.

          (a) DNFC is in compliance with all Environmental Laws applicable to the DNFC Business. DNFC has all permits necessary under any Environmental Law to conduct the DNFC Business as presently conducted. There is no suit, action, claim, arbitration, administrative, governmental investigation (including, but not limited to, requests for information) or other legal proceeding pending or, to the best knowledge of DNFC and DN, threatened, which relates to the ownership, conduct or operation of the DNFC Business and which arises under Environmental Law or which is reasonably likely to give rise to an Environmental Liability.

          (b) For purposes of this Section 4.20, the following terms shall have the meanings set forth below:

               (i) "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, licenses, agreements and governmental restrictions, relating to human health, safety, the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous substances or wastes or the clean-up or other remediation thereof.

               (ii) "Environmental Liabilities" means any and all liabilities of or relating to the DNFC Business which arise under or relate to matters covered by Environmental Laws.


ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF DN

     DN hereby represents and warrants to ADL and Epyx as follows:

     5.1 Corporate Organization. DN is duly incorporated, validly existing and in good standing under the laws of The Netherlands. DN has the requisite corporate power and authority to conduct its business as it is currently being conducted. By the date of execution of this Agreement, the corporate name of DN is still "Androma B.V.", while the name "New DeNora New Energy Investments" is its registered tradename, as confirmed by the certificate of the Amsterdam Chamber of Commerce dated March 30, 2000, which has been delivered to ADL and to Epyx prior to the execution of this Agreement. All requested corporate action and resolutions to record "De Nora New Energy Investments" as the proper corporate name of the company, have been adopted by DN.

     5.2 Corporate Power and Authority; Non-Contravention. DN has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by DN pursuant to or as contemplated by this Agreement (collectively, the "DN Agreements") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the DN Agreements by DN and the consummation by DN of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of DN, including the approval of DN's Board of Directors, and no other corporate action or proceeding on the part of DN is necessary to authorize the execution and delivery by DN of this Agreement and the DN Agreements or the consummation by DN of the transactions contemplated hereby and thereby. This Agreement and each of the DN Agreements constitute the valid and binding obligation of DN, enforceable in accordance with their respective terms. The execution, delivery and performance by DN of this Agreement and each of the DN Agreements:

               (i) do not and will not conflict with or violate any provision of the charter documents of DN;

               (ii) do not and will not violate any laws, rules or regulations of The Netherlands or any other jurisdiction applicable to DN, or require DN to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and

               (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, license, authorization, order, writ, judgment, injunction or decree to which DN is a party or by which DN or its property is bound, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of DN.

     5.3 Transfer of Assets. DN has transferred to DNFC all of DN's right, title and interest to the assets of DN used primarily in the DNFC Business, including without limitation, the DNFC Intellectual Property and all DN personnel dedicated to the DNFC Business. DN has transferred to DNFC all of DN's rights and obligations under the contracts and agreements listed on
Schedule 4.5 or, to the extent that such rights and obligations are not transferable, DN has entered into arrangements with DNFC to provide that DNFC shall receive the benefits and burdens of such contracts and agreements.

     5.4 Investment Representations.

          (a) DN, by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the DN Shares, and is purchasing the DN Shares hereunder for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof. DN acknowledges that the DN Shares to be purchased hereunder have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

          (b) DN is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act.

          (c) DN has had the opportunity to ask questions and to receive answers concerning the financial condition, operations and prospects of Epyx and the terms and conditions of DN's investment.


ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF ADL

     ADL hereby represents and warrants to DN and DNFC as follows:

     6.1 Corporate Organization. ADL is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. ADL has the requisite corporate power and authority to conduct its business as it is currently being conducted.

     6.2 Corporate Power and Authority; Non-Contravention. ADL has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by ADL pursuant to or as contemplated by this Agreement (collectively, the "ADL Agreements") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the ADL Agreements by ADL and the consummation by ADL of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of ADL, including the approval of ADL's Board of Directors, and no other corporate action or proceeding on the part of ADL is necessary to authorize the execution and delivery by ADL of this Agreement and the ADL Agreements or the consummation by ADL of the transactions contemplated hereby and thereby. This Agreement and each of the ADL Agreements constitute the valid and binding obligation of ADL, enforceable in accordance with their respective terms. The execution, delivery and performance by ADL of this Agreement and each of the ADL Agreements:

               (i) do not and will not conflict with or violate any provision of the Articles of Organization or By-Laws of ADL;

               (ii) do not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to ADL, or require ADL to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and

               (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, license, authorization, order, writ, judgment, injunction or decree to which ADL is a party or by which ADL or its property is bound, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of ADL.

     6.3 Transfer of Assets. ADL has transferred to Epyx all of ADL's right, title and interest to the assets of ADL used primarily in the Epyx Business, other than the two government contracts listed on Schedule 6.3 hereto, including without limitation, the Epyx Intellectual Property and all ADL personnel dedicated to the Epyx Business. ADL has transferred to Epyx all of ADL's rights and obligations under the contracts and agreements listed on
Schedule 3.5 (other than the two government contracts listed on Schedule 6.3) or, to the extent that such rights and obligations are not transferable, ADL has entered into arrangements with Epyx to provide that Epyx shall receive the benefits and burdens of such contracts and agreements.

     6.4 Investment Representations.

          (a) ADL, by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in New DeNora Epyx, and has purchased its shares of New DeNora Epyx for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof. ADL acknowledges that such shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

          (b) ADL is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act.

          (c) ADL has had the opportunity to ask questions and to receive answers concerning the financial condition, operations and prospects of New DeNora Epyx and DNFC and the terms and conditions of ADL's investment.


ARTICLE VII.  BUSINESS OF NEW DENORA EPYX AND FUNDING

     7.1 Business of New DeNora Epyx.

          (a) DN and ADL agree that the primary mission of New DeNora Epyx will be the development of multifuel power modules as follows:

               (i) Develop and manufacture world class commercial multifuel fuel processors and stacks (hydrogen and reformate operation) for micropower and mobile applications; and

               (ii) Develop expertise for integration of fuel processors and stacks in power modules and/or fully integrate units (directly or with external technological partners)

          (b) DN and ADL agree that the key objectives of New DeNora Epyx to be achieved are:

               (i) MicroPower(TM)Market.

                    (1) Residential Sector: Design manufacture and test of 100,
               5kW-class MicroPower prototype units for residential markets of interest in the near term.

                    (2) Premium/Portable Power Sector: Design manufacture and
               test approximately ten 1kW- class prototype units for portable power applications of interest in the near term.

                    (3) Commercial/Industrial Sector: Implement system studies, develop stacks and system integration expertise (with selected industrial partners) for applications of hydrogen recovery (industrial cogeneration). System studies will include the commercial building market up to 100 kW.

               (ii) Transportation Market. Develop and demonstrate fuel processors and stacks for mobile applications in the frame of funded projects.

          (c) DN and ADL do not intend to pursue component activities at this time, but the Board may change the business focus of New DeNora Epyx or any of the foregoing business purposes of New DeNora Epyx at any time or from time to time.

     7.2 Facilities and Services. New DeNora Epyx will use the present facilities of Epyx in Cambridge, Massachusetts and DNFC will use the present facilities of DNFC in Milan, Italy for early stage manufacturing and assembly activities. ADL will license such facilities to New DeNora Epyx pursuant to the ADL License and Services Agreement, and DN, directly or through any of its Affiliates, will lease or sublease such facilities to DNFC pursuant to existing agreements with DNFC. The Board will agree on new facilities when larger volumes of fuel cells are required by the market. DN and ADL shall provide services to New DeNora Epyx pursuant to the terms of the DN Services Agreement and the ADL License and Services Agreement, respectively. The Board may elect at any time or from time to time to discontinue the use of any or all of such services.

     7.3 Marketing. On a priority basis, New DeNora Epyx will identify appropriate distribution channels and present them to the Board for approval. New DeNora Epyx will take the lead in identifying a first-class distribution channel in the United States, and DNFC will take the lead in identifying a first-class distribution channel in Europe. Asian distribution channels will be identified jointly.

     7.4 Funding.

          (a) New DeNora Epyx shall be funded by the Stockholders in accordance with this Section 7.4 and the then current Operating Plan. DN shall be responsible for 50% of the funding of New DeNora Epyx and ADL shall be responsible for the other 50% of the funding of New DeNora Epyx.

          (b) The operations of New DeNora Epyx shall be funded as follows: Not later than April 10, 2000, each of ADL and DN shall pay to New DeNora Epyx three million US dollars (US$3,000,000) by wire transfer of immediately available funds. Such funds shall be used by New DeNora Epyx in accordance with the then-current Operating Plan, and shall be treated as additional paid in capital. Each of ADL and DN hereby further agree to provide an additional eight million US dollars ($8,000,000) by December 31, 2000 in accordance with this Section 7.4(b). From time to time after the date hereof, upon resolution duly approved by the Board, ADL and DN shall contribute additional funds to New DeNora Epyx in order for New DeNora Epyx to fund its operations pursuant to the then-current Operating Plan. All such amounts shall be funded equally and simultaneously by ADL and DN, and shall be treated as paid in capital. In the event that at October 15, 2000, the Board determines that an IPO (as defined in Section 5.10 of the Stockholders' Agreement) will not be completed by December 31, 2000 for any reason or that funding in excess of the aggregate US$22,000,000 provided for above is required, the Board will meet to determine the amount of additional funding necessary and the mechanism for providing such funds to New DeNora Epyx. DNFC shall be funded by New DeNora Epyx in accordance with the then-current Operating Plan and, in any case, in such a manner as to comply with any mandatory legal requirements imposed by the laws of Italy, and otherwise as directed from time to time by the Board of Directors of DNFC.

          (c) New DeNora Epyx shall use all amounts funded by the Stockholders in accordance with the then-current Operating Plan.


ARTICLE VIII.  CONDITIONS PRECEDENT TO CLOSING

     8.1 Conditions Precedent to Obligations of DN. The obligations of DN to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, at or prior to the Closing:

          (a) All covenants, agreements, obligations and conditions contained in this Agreement to be performed or complied with by Epyx and ADL on or prior to the Closing Date shall have been performed or complied with in all respects.

          (b) At the Closing Date, the issuance of the DN Shares to DN shall be legally permitted by all laws and regulations to which the parties hereto are subject.

          (c) DN shall have received from Epyx and ADL such documents with respect to the legal existence and authority of Epyx and ADL as DN shall reasonably request.

          (d) DN shall have received a legal opinion from Hale and Dorr LLP, substantially in the form attached hereto as Exhibit A.

     8.2 Conditions Precedent to Obligations of ADL. The obligations of ADL to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, at or prior to the Closing:

          (a) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by DN and DNFC on or prior to the Closing Date shall have been performed or complied with in all respects.

          (b) At the Closing Date, the issuance of the DN Shares to DN and the transfer of the shares of DNFC to Epyx shall be legally permitted by all laws and regulations to which the parties hereto are subject.

          (c) ADL shall have received from DN and DNFC such documents with respect to the legal existence and authority of DN and DNFC as ADL shall reasonably request.

          (d) ADL shall have received a legal opinion from Studio Legale Cannata, Pierallini e Associati, substantially in the form attached hereto as Exhibit B.

          (e) ADL and Epyx shall have entered into a license agreement, substantially in the form attached hereto as Exhibit C (the "License Agreement").

     8.3 Conditions Precedent to Obligations of DN and ADL. The obligations of DN and ADL to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, at or prior to the
Closing:

          (a) DN and ADL shall have agreed on the initial Operating Plan, attached hereto as Exhibit D.

          (b) DN, ADL and New DeNora Epyx shall have entered into a stockholders' agreement, substantially in the form attached hereto as Exhibit E (the "Stockholders' Agreement").

          (c) ADL and New DeNora Epyx shall have entered into a license agreement for space and services in the ADL facility in Cambridge, Massachusetts, substantially in the form attached hereto as Exhibit F (the "ADL License and Services Agreement").

          (d) DN, directly or through any of its Affiliates, and DNFC shall have entered into a services agreement, substantially in the form attached hereto as Exhibit G (the "DN Services Agreement").

          (e) Each party shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such party in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby; and each party shall have received all authorizations, waivers from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the consummation of the transactions contemplated by this Agreement.

          (f) The transactions contemplated by this Agreement shall have been approved by the Board of Directors of each party and, if required, by the stockholders of each party.


ARTICLE IX.  COVENANTS OF DN AND ADL

     9.1 Noncompetition by ADL.

          (a) For a period of four (4) years after the date hereof, ADL, for itself and each of its subsidiaries and Affiliates, agrees that it will not perform any work in the reformate fueled direct hydrogen or direct methanol fueled PEMFC systems field (the "Field") in competition with New DeNora Epyx, except that ADL may work unrestricted in the fields of use in which it has been provided a license pursuant to the License Agreement. The foregoing shall not prevent ADL from continuing to work under the following existing government sponsored projects, including any extensions thereof: (1) "Design of a 50 kw Stationary PEMFC System," and (2) "Design of next generation of PEMFC stacks with clearly superior hydrogen utilization." In the event that ADL acquires rights in intellectual property in the Field arising out of the foregoing projects, ADL agrees to grant to New DeNora Epyx a royalty-free, non-exclusive license in such intellectual property. Neither ADL nor any of its Affiliates shall license any such intellectual property to fuel cell companies other than New DeNora Epyx without approval of the Board (excluding the directors appointed by ADL). The provisions of this Section 9.1(a) also shall not prevent ADL from owning beneficially or of record up to five percent (5%) of the outstanding securities of a publicly-held corporation which engages in any competing activity in the Field.

          (b) DN agrees that ADL can conduct internal projects in the Field, and, provided that ADL complies with the procedure set forth in the following five sentences, ADL may work on U.S. government funded projects in the Field. If ADL desires to work on U.S. government funded projects in the Field, ADL shall provide written notice thereof to New DeNora Epyx describing the project. New DeNora Epyx shall have fifteen (15) days from receipt of such notice to elect to pursue such project on its own. If New DeNora Epyx informs ADL in writing that it has elected to pursue such project, ADL shall not be permitted to pursue such project. If New DeNora Epyx informs ADL in writing that it has elected not to pursue such project or if New DeNora Epyx fails to respond within such 15-day period, ADL shall be permitted to pursue such project. In the event that ADL acquires rights in intellectual property in the Field arising out of the foregoing work, ADL agrees to grant to New DeNora Epyx a royalty-free, non-exclusive license and to provide New DeNora Epyx with a right of first refusal to take a mutually agreeable exclusive royalty bearing license.

     9.2 Noncompetition by DN.

          (a) For a period of four (4) years after the date hereof, DN, for itself and each of its subsidiaries and Affiliates, agrees that it will not perform any work in the Field in competition with New DeNora Epyx. The foregoing shall not prevent DN from continuing its current research and manufacture of catalysts, provided that supply of catalysts by DN or its Affiliates to fuel cell companies other than New DeNora Epyx will require approval of the Board (excluding the directors appointed by DN). The foregoing also shall not prevent DN from owning beneficially or of record up to five percent (5%) of the outstanding securities of a publicly-held corporation which engages in any competing activity in the Field.

          (b) ADL agrees that DN, directly or through any of its Affiliates, can conduct internal projects in the Field, and, provided that DN complies with the procedure set forth in the following five sentences, DN may work on Italian or EC government funded projects in the Field. If DN desires to work on Italian or EC government funded projects in the Field, DN shall provide written notice thereof to New DeNora Epyx describing the project. New DeNora Epyx shall have fifteen (15) days from receipt of such notice to elect to pursue such project on its own. If New DeNora Epyx informs DN in writing that it has elected to pursue such project, DN shall not be permitted to pursue such project. If New DeNora Epyx informs DN in writing that it has elected not to pursue such project or if New DeNora Epyx fails to respond within such 15-day period, DN shall be permitted to pursue such project. In the event that DN acquires rights in intellectual property in the Field arising out of the foregoing work, DN agrees to grant to New DeNora Epyx a royalty-free, non-exclusive license and to provide New DeNora Epyx with a right of first refusal to take a mutually agreeable exclusive royalty bearing license.

     9.3 Supply of Catalysts. DN will supply catalysts and related technology to New DeNora Epyx on favorable terms to be approved by the Board (excluding the directors appointed by DN).

     9.4 Equity Participation Plan. As soon as practicable after the Closing, the Board shall adopt a stock option or other equity participation plan for the employees of New DeNora Epyx and its subsidiaries and Affiliates, and shall agree on which New DeNora Epyx employees initially will receive options or rights under such plan. The aggregate pool of equity available for grant under such plan shall be up to 15% of the Common Stock, on a fully diluted basis, and the pool of equity available for the initial grants to New DeNora Epyx employees shall be between 3% and 4% of the Common Stock, on a fully diluted basis.


ARTICLE X.  INDEMNIFICATION

     10.1 Agreement to Indemnify.

          (a) From and after the Closing, ADL agrees to indemnify, defend and hold harmless DN and New DeNora Epyx from and against any and all demands, claims, losses, damages, costs and expenses, including without limitation interest, costs, liabilities, fines, penalties and reasonable fees of attorneys and consultants (collectively, "Damages"), asserted against, imposed upon or incurred or suffered by DN or New DeNora Epyx as a result of or arising from any breach of any representation, warranty, covenant or agreement of ADL contained in this Agreement.

          (b) The aggregate liability of ADL with respect to claims for indemnification pursuant to Section 10.1(a) above shall not exceed the lesser of (i) the aggregate dollar amount which, as of the date of any such claim, DN shall have contributed to New DeNora Epyx for funding of New DeNora Epyx's operations and (ii) twenty-five million dollars ($25,000,000). ADL shall have no liability in respect of claims for indemnification pursuant to Section 10.1(a) above (i) unless and until the total Damages suffered by DN and/or New DeNora Epyx with respect to such claims exceeds $100,000, and then only to the extent of such excess, and
     (ii) unless written notice of such claim, in accordance with the provisions of Section 10.2, shall have been given to ADL on or before the date which is fifteen (15) months after the Closing Date.

          (c) From and after the Closing, DN agrees to indemnify, defend and hold harmless ADL and New DeNora Epyx from and against any and all Damages, asserted against, imposed upon or incurred or suffered by ADL or New DeNora Epyx as a result of or arising from any breach of any representation, warranty, covenant or agreement of DN contained in this Agreement.

          (d) The aggregate liability of DN with respect to claims for indemnification pursuant to Section 10.1(c) above shall not exceed the lesser of (i) the aggregate dollar amount which, as of the date of any such claim, ADL shall have contributed to New DeNora Epyx for funding of New DeNora Epyx's operations and (ii) twenty-five million dollars ($25,000,000). DN shall have no liability in respect of claims for indemnification pursuant to Section 10.1(c) above (i) unless and until the total Damages suffered by ADL and/or New DeNora Epyx with respect to such claims exceeds $100,000, and then only to the extent of such excess, and
     (ii) unless written notice of such claim, in accordance with the provisions of Section 10.2, shall have been given to DN on or before the date which is fifteen (15) months after the Closing Date.

     10.2 Procedure for Indemnification.

          (a) In the event that any indemnified party receives written notice of the commencement of any action or proceeding, the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought pursuant to this Article X (a "Third Party Claim"), and such indemnified party intends to seek indemnity pursuant to this Article X, such indemnified party shall promptly provide the indemnifying party with notice of such action, proceeding, claim, penalty or assessment, and such indemnifying party shall, upon receipt of such notice, be entitled to participate in or, at the indemnifying party's option, assume the defense, appeal or settlement of such action, proceeding, claim, penalty or assessment with respect to which such indemnity has been invoked with counsel selected by it and approved by the indemnified party (such approval not to be unreasonably withheld), and such indemnified party will fully cooperate with the indemnifying party in connection therewith; provided that such indemnified party shall be entitled to employ its own counsel to represent it if, in such indemnified party's reasonable judgment, a conflict of interest between the indemnifying party and the indemnified party exists in respect of such claim, or if the defendants in, or targets of, any such action or proceeding include both an indemnified party and an indemnifying party and such indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, and in any such event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party. In the event that the indemnifying party fails to assume the defense, appeal or settlement of such action, proceeding, claim, penalty or assessment within 20 days after receipt of notice thereof from such indemnified party, such indemnified party shall have the right to undertake the defense or appeal of or settle or compromise such action, proceeding, claim, penalty or assessment on behalf of and for the account and risk of the indemnifying party. The indemnifying party shall not settle or compromise any such action, proceeding, claim, penalty or assessment without the indemnified party's prior written consent, unless such settlement or compromise provides solely for the payment of money and provides a complete release of, or dismissal with prejudice of claims against, the indemnified party. If written notice of a Third Party Claim is not provided promptly as required by this Section 10.2(a), the indemnified party shall nonetheless be entitled to indemnification by the indemnifying party except to the extent that the indemnifying party is prejudiced by such late receipt of such written notice.

          (b) Any indemnifiable claim that is not a Third Party Claim shall be asserted by written notice to the indemnifying party from the indemnified party, which notice shall be provided promptly after the indemnifying party becomes aware of the claim. If the indemnifying party does not respond to such notice within 60 days, it shall have no further right to contest the validity of such claim and shall pay such claim to the indemnified party within 30 days after the expiration of such 60 day period.


ARTICLE XI.  MISCELLANEOUS PROVISIONS

     11.1 Expenses. Each party shall bear its own costs and expenses, including the reasonable fees and disbursements of legal counsel and other professionals, incurred in connection with the transactions contemplated by this Agreement.

     11.2 Legend on Securities. DN acknowledges and agrees that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by DN:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR
(2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 4, 2000, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF NEW DENORA EPYX AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     11.3 Amendment and Waiver. Any party may waive any provision hereof intended solely for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. Except as otherwise expressly provided herein, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may not be amended without the prior written consent of each of the parties hereto.

     11.4 Notices. All notices and other communications shall be in writing and shall be deemed given if delivered by hand, sent via facsimile, sent via a reputable nationwide courier service or mailed by registered mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered, the date on which receipt of the facsimile is acknowledged, the next business day following the date on which so sent or on the third business day following the date on which so mailed, as the case may be:

         If to ADL:
                  Acorn Park
                  Cambridge, MA 02140
                  Attention:  General Counsel
                  Facsimile:  +1.617.498-7116

         If to DN:
                  Herengracht 548
                  Postbus 990
                  1000AZ Amsterdam, The Netherlands
                  Attention:  Board of Managing Directors
                  Facsimile:  +31.20.625.8274

         If to DNFC:
                  Via Bistolfi 35
                  20134 Milano, Italy
                  Attention:  Chief Executive Officer
                  Facsimile:  +39.02.2129.2403

         with a copy to:
                  Avv. Giuseppe Cambareri
                  Via dei Giardini 10
                  20121 Milano, Italy

                  Facsimile:  +39.02.6555.152

         If to Epyx:
                  Acorn Park
                  Cambridge, MA 02140
                  Attention:  Chief Operating Officer
                  Facsimile:  (617) 498-6655

     11.5 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     11.6 Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

     11.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     11.8 Entire Agreement. This Agreement and the other agreements contemplated hereby are intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the other agreements contemplated hereby (including the exhibits hereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

     11.9 Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of New DeNora Epyx and DNFC.

     11.10 Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts (without giving effect to principles of conflicts of law). Any controversy, claim or dispute arising out of or relating to this Agreement, the Stockholders' Agreement or any other agreement or instrument delivered in connection therewith shall be submitted to and resolved exclusively by arbitration in accordance with the rules of the American Arbitration Association in effect on the date thereof. Judgment upon the award rendered by the arbitrator(s) in accordance with said rules may be entered and enforced in any court of competent jurisdiction and, for such purpose, each party hereby waives trial by jury in any action relating thereto and consents to the jurisdiction of any Massachusetts court (federal or state). Any such arbitration proceedings shall be held in Boston, Massachusetts.

     11.11 Cooperation. Each of New DeNora Epyx, DNFC, DN and ADL shall cooperate with all reasonable requests of the others not inconsistent with the terms of this Agreement or any other agreement entered into in connection herewith to more effectively consummate the transactions contemplated hereby and the transactions referred to herein and therein.

     11.12 Public Statements. No party shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto. This provision shall not restrict a party from making an announcement internally to its employees.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                      DENORA NEW ENERGY INVESTMENTS B.V.
                                      (presently ANDROMA B.V.)


                                      By: /s/ Mauro Saponelli
                                         ---------------------------------------
                                         Mauro Saponelli
                                         Managing Director



                                      DENORA FUEL CELLS S.p.A.


                                      By: /s/ Franco Ladavas
                                         ---------------------------------------
                                         Franco Ladavas
                                         Chairman of the Board of Directors



                                      EPYX CORPORATION


                                      By: /s/ Mark A. Brodsky
                                         ---------------------------------------
                                         Mark A. Brodsky
                                         President



                                      ARTHUR D. LITTLE, INC.


                                      By: /s/ Lorenzo C. Lamadrid
                                         ---------------------------------------
                                          Lorenzo C. Lamadrid
                                          President and Chief Executive Officer


                                      29